EXHIBIT 99.1

                                                        FOR IMMEDIATELY RELEASE


    CENDANT CORPORATION ANNOUNCES COMPLETION OF ITS STRATEGIC REALIGNMENT AND
                        ARTICULATES ITS CORE OPERATIONS

              Avis Rent A Car, Inc. Agrees to Acquire the Company's Fleet Segment for $1.8 Billion; Gain of $750 Million

     Company Also Intends to Sell Green Flag Unit and Other Non-Core Assets;
          $1.0 Billion to $1.5 Billion In Additional Proceeds Expected

            Proceeds To Be Used Primarily to Repurchase Cendant Stock

         New York, NY, May 24, 1999 - Cendant Corporation (NYSE:CD) today announced that it has completed its strategic realignment previously announced in December 1998 and, after careful study and analysis, its board of directors and management have clearly and definitively articulated the Company's core operations.

         The Company stated that its core operations going forward will include the following divisions: Travel (lodging franchisor, car rental (Avis) franchisor and the Company's vacation exchange service, Resort Condominiums International - RCI); Real Estate (residential real estate brokerage franchisor, relocation and mortgage, Welcome Wagon/GETKO, and the Company's recently announced residential real estate services portal on the Internet); Direct Marketing (Netmarket Group, individual membership and insurance/wholesale) and Other Consumer and Business Services (NCP, Jackson Hewitt Tax Service, and Wizcom).

         In addition, Cendant will continue to leverage the Internet as a utility for the marketing and distribution of products and services within its core operations.

         The Company's core operations are estimated by Wall Street to report revenues of approximately $5 billion and EBITDA of about $2 billion in the year 2000 the Company said.

         Cendant Chairman, President and CEO, Henry R. Silverman stated:
"Cendant is a vibrant, growing and financial strong company. With the completion of our strategic realignment, Cendant is now a company that has well-defined core competencies and is positioned to create value for shareholders."

Cendant's Strategic Realignment Program Is Comprised of Three Phases

         Phase One:

         In phase one, the Company has sold Cendant Software, Hebdo Mag, Essex, National Leisure Group, National Library of Poetry, and announced the proposed sale of Match.Com, for net proceeds of approximately $1.4 billion. With the proceeds of the sale of this first trance of assets, coupled with cash flow from operations and a $1.55 billion bond offering in autumn 1998, the Company reduced its outstanding shares by 91 million shares (11%), repaid all short-term debt and reduced total debt outstanding by $700 million.

         Phase Two:

         The second phase includes the following specific actions:

         Avis Rent A Car, Inc. has executed an agreement with Cendant to acquire the Company's Fleet segment which includes PHH Vehicle Management Services Corporation, Cendant Business Answers (Europe) PLC; The Harpur Group Ltd.; and Wright Express Corporation for $1.44 billion in cash and $360 million in Convertible Preferred Stock. The transaction is subject to customary regulatory approvals and is expected to close on or about June 30. The transaction follows a competitive bidding process (auction) undertaken by Chase Securities Inc., Cendant's sole financial advisor.

         In 1998, the Fleet segment reported net revenues of $387.4 million and EBITDA of $173.8 million.

         The Company will record an after-tax gain of approximately $750 million from the transaction. Total proceeds after taxes and expenses are estimated at $1.7 billion.

         "A key residual benefit of the Fleet acquisition by Avis is that Cendant's potential fully-diluted interest in Avis increases from 19% to about 34%, which enables Cendant to share in the upside growth synergies realized through the Avis/Fleet combination," Cendant Vice Chairman Stephen P. Holmes said.

         Phase Three:

         The  third  phase,   which   completes   the   strategic   realignment,
contemplates the sale of Entertainment Publications, the Company's Green Flag unit and other additional non-core asset sales.

         The Company has engaged Merrill Lynch to consider strategic alternatives for Green Flag, its UK roadside assistance unit, including the possible sale of that business. When the Company purchased Green Flag in 1998, it saw certain synergies with its UK Fleet operations. Due to the disposition of these operations, Green Flag is no longer a strategic asset. However, the Company said it has made a definitive decision to retain it other UK businesses including its National Car Parks unit, although it may continue to sell portions of NCP's real estate portfolio. Green Flag reported revenues of approximately $190 million and EBITDA of about $19 million in the eight months of 1998 during which it was owned by Cendant.

         Cendant also announced that it intends to sell the following non-core assets: Central Credit, Global Refund, North American Outdoor Group, Spark Services and NUMA. In the aggregate, 1998 revenues and EBITDA for these five business units were approximately $316 million and $34 million, respectively.

         Cendant anticipates that the completion of the Fleet disposition and the execution of the third phase described above will provide about $3 billion in proceeds. The Company intends to utilize the net cash proceeds from the disposition of these assets primarily to repurchase its stock in open market transactions and/or through a self-tender on a Dutch Auction basis, depending upon the amount of proceeds and timing of the transactions. The transactions will be consistent with Cendant articulated goal of a 40% debt to total capitalization ratio.

         As a result of the disposition of the Fleet business and other asset sales, the classification of Entertainment Publications as a discontinued operation, and the seasonality of certain units being sold, the Company expects the EPS may be reduced by $0.02 to $0.03 in 1999. The earnings impact of the transaction should reverse in 2000, reflecting the full-year deployment of the funds in 1999.

         Cendant's PHH finance subsidiary is a separate SEC registrant and will retain ownership of the PHH name. The Fleet management business being acquired by Avis will continue to utilize the PHH Vehicle Management name under an agreement with Cendant's PHH subsidiary. Following the completion of the transaction, Cendant's PHH subsidiary will operate in two segments, relocation and mortgage operations.

         The Fleet disposition has been structured to enhance the capital structure of the remaining PHH operations by reducing its debt outstanding and improving its debt to equity ratio. Cendant remains committed to the financial strength and independent financial operation of these subsidiaries and to maintaining PHH's current commercial paper ratings. The relocation and mortgage subsidiaries will continue to operate with the "firewall" provisions of the PHH debt structure. The transaction conforms with all requirements of PHH's bank credit agreements and debt indentures.

         Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including the resolution of the pending class action litigation against the Company and the Company's ability to implement its plan to divest non-strategic assets.

         Cendant Corporation is a global provider of consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchisor, Cendant is the world's largest franchisor of hotels, rental car agencies, tax preparation services and real estate brokerage offices. The real estate segment also includes Welcome Wagon/GETKO and the Company's new residential real estate services portal on the Internet. As a provider of outsourcing solutions, Cendant is the world's largest vacation exchange service; a major provider of mortgage services to consumers and the global leader in employee relocation. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services, primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and Wizcom. Headquartered in New York, NY the Company has more than 30,000 employees and operates in over 100 countries. More information about Cendant, its companies and brands may be obtained by visiting our Web site at www.cendant.com or by calling 877-4INFO-CD (877-446-3623).


Media Contact:                                                Investor Contacts:
Elliot Bloom                                                  Denise Gillen
212-413-1832                                                  212-413-1833

U.K. Media:                                                   Sam Levenson
Nick Miles                                                    212-413-1834
Financial Dynamics
(011 44 171) 831-3113